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As filed with the Securities and Exchange Commission on June 30, 2005.

Registration No. 333-37326

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SANDERS MORRIS HARRIS GROUP Inc.
(Exact name of registrant as specified in its charter)

Texas (State or Other Jurisdiction of Incorporation or Organization)	76-0583569 (I.R.S. Employer Identification No.)
600 Travis, Suite 3100 Houston, Texas 77002 (Address of Principal Executive Offices) (Zip Code)

SANDERS MORRIS HARRIS GROUP INC.
(formerly known as Pinnacle Global Group, Inc.)
 401(k) Plan

(Full Title of the Plan)

Deregistration of Unissued Shares and Interests in the Plan

        Pursuant to its registration statement on Form S-8 (Reg. No. 333-37326) filed May 18, 2000, as amended by post-effective amendment No. 1 filed on August 10, 2000 (the "Registration Statement"), Sanders Morris Harris Group Inc. (formerly known as Pinnacle Global Group, Inc.), a Texas corporation (the "Company"), registered 500,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable pursuant to the Company's 401(k) Plan (the "Plan") and all interests in the Plan. As of the date hereof, no shares of Common Stock have been issued under the Plan. The Company has terminated the option to purchase Common Stock under the Plan. Accordingly, no issuances of Common Stock will be made pursuant to the Registration Statement and the registration of interests in the Plan is no longer required.

        Pursuant to the undertakings contained in the Registration Statement, the Company files this Post-Effective Amendment No. 2 to terminate the Registration Statement and deregister, as of the date hereof, all shares of Common Stock available under the Registration Statement and all interests in the Plan under the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 29th day of June, 2005.

SANDERS MORRIS HARRIS GROUP INC.
By:	/s/ BEN T. MORRIS Ben T. Morris Chief Executive Officer

        Pursuant to the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ BEN T. MORRIS Ben T. Morris	Chief Executive Officer and Director (Principal Executive Officer)	June 29, 2005
* Robert E. Garrison II	President and Director	June 29, 2005
* George L. Ball	Chairman of the Board and Director	June 29, 2005
* Don A. Sanders	Vice Chairman and Director	June 29, 2005
/s/ RICHARD E. BEAN Richard E. Bean	Director	June 29, 2005
/s/ ROBERT M. COLLIE Robert M. Collie	Director	June 29, 2005
/s/ CHARLES W. DUNCAN, III Charles W. Duncan, III	Director	June 29, 2005
/s/ TITUS H. HARRIS, JR. Titus H. Harris, Jr.	Director	June 29, 2005
/s/ GERALD H. HUNSICKER Gerald H. Hunsicker	Director	June 29, 2005
/s/ SCOTT MCCLELLAND Scott McClelland	Director	June 29, 2005
* W. Blair Waltrip	Director	June 29, 2005
/s/ RICK BERRY Rick Berry	Chief Financial Officer (Principal Financial and Accounting Officer)	June 29, 2005
*By:	/s/ TITUS H. HARRIS, JR. Titus H. Harris, Jr. As Attorney-In-Fact

        Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 29th day of June, 2005.

SANDERS MORRIS HARRIS GROUP INC. (formerly Pinnacle Global Group, Inc.) 401(k) Plan
By:	Franklin Templeton Investments Inc., Trustee
By:	/s/ DENNIS JOHNSTON Dennis Johnston Trust Officer

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As filed with the Securities and Exchange Commission on June 30, 2005.
Deregistration of Unissued Shares and Interests in the Plan
SIGNATURES